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                                    EXHIBIT 3


                             SUNHAWK.COM CORPORATION
                               AFFILIATE AGREEMENT
                                  July __, 2001


Sunhawk.com Corporation
223 Taylor Avenue
Suite 200
Seattle, Washington  98109-5017

Ladies and Gentlemen:

     Sunhawk.com Corporation, a Washington corporation ("Sun"), and A.N.N. Automation, Inc., a California corporation ("ANN"), among others, have entered into an Amended and Restated Agreement and Plan of Merger, dated as of May 16, 2001, (the "Merger Agreement"), pursuant to which, among other things, upon the terms and subject to the conditions thereof, ANN will be merged with and into Sun (the "Merger"). Capitalized terms used herein but not defined shall have the meanings set forth in the Merger Agreement.

     The undersigned ("Affiliate") has been advised that as of the date hereof the undersigned may be deemed to be (but does not hereby admit to be) an "affiliate" of ANN, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Sun and ANN. Except to the extent written notification to the contrary is received by Sun from the undersigned prior to the consummation of the Merger, the representations and warranties contained herein shall be accurate at all times from the date hereof through the Effective Time (as defined in the Merger Agreement).

     The undersigned hereby represents and warrants to and agrees with Sun that in the event the undersigned receives any shares of Sun Common Stock ("Sun Common Shares") as a result of the Merger:

1. The undersigned has power and authority to execute and deliver this letter agreement and to make the representations and warranties set forth herein and to perform his, her or its obligations hereunder.

2. The undersigned has carefully read this letter agreement (this "Affiliate Agreement") and the Merger Agreement and, to the extent the undersigned felt necessary, discussed the requirements of such documents and other applicable limitations upon his, her or its ability to sell, transfer, pledge or otherwise dispose of Sun Common Shares with his, her or its counsel.



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3.   The undersigned is the owner of (including the beneficial owner of options, warrants or other rights to acquire capital stock) the number of shares of ANN Common Stock (the "Shares") set forth below, and did not acquire any of the Shares in contemplation of the Merger.

4. The undersigned will not make any sale, transfer, pledge or other disposition of the Shares in violation of the Securities Act or the Rules and Regulations.

5. The undersigned has been advised that the issuance of the Sun Common Shares to the undersigned in connection with the Merger has been or will be, to the extent required, issued in a transaction exempt from the registration requirements of Securities Act by virtue of Section 4(2) thereof. However, the undersigned has also been advised that, since, at the time the Merger was or will be submitted for a vote of the shareholders of ANN, the undersigned may be deemed to be or have been an affiliate of ANN and the distribution by the undersigned of any Sun Common Shares has not been registered under the Securities Act, the undersigned may not sell, transfer, or otherwise dispose of Sun Common Shares issued to him, her or it in the Merger unless (i) such sale, transfer, or other disposition has been registered under the Securities Act, (ii) such sale, transfer, or other disposition is made in conformity with the volume and other limitations of Rule 145(d), (iii) a "no action" letter has been received from the SEC with respect to such sale, transfer or disposition or (iv) in the opinion of counsel reasonably acceptable to Sun, such sale, transfer, or other disposition is otherwise exempt from registration under the Securities Act.

6. The undersigned understands that, except as provided in the Merger Agreement, Sun is under no obligation to register the sale, transfer, or other disposition of Sun Common Shares by the undersigned or on his, her or its behalf under the Securities Act or any other Laws or to take any other action necessary in order to make compliance with an exemption from such registration available.

7. The undersigned also understands that Sun may impose stop transfer instructions or elect to not permit the transfer of Sun Common Shares or the issuance of a new certificate representing such shares unless and until such a transfer can be made in compliance with paragraph 5 above and that there will be placed on the certificates for Sun Common Shares issued to him, her or it, or any substitutions therefor, a legend stating in substance:

               "THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE ISSUED IN A MERGER TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AFFILIATE AGREEMENT DATED AS OF JULY __, 2001 BETWEEN THE REGISTERED HOLDER HEREOF AND SUNHAWK.COM CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF SUNHAWK.COM CORPORATION."



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8.   The undersigned also understands that, unless the sale, transfer, or other disposition by him, her or it of Sun Common Shares issued to him, her or it has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Sun reserves the right to put the following legend on the certificates issued to any transferee of the undersigned:

               "THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A MERGER TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES, AND WERE NOT ACQUIRED BY THE HOLDER WITH A VIEW TO TRANSFER, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF, UNLESS SUCH SALE, TRANSFER, OR OTHER DISPOSAL IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS."

9. Except as otherwise disclosed in ANN's Disclosure Schedule to the Merger Agreement, there are no contracts, commitments or agreements relating to voting, purchase or sale of ANN's capital stock (i) between ANN and the undersigned and (ii) between or among the undersigned and any of ANN's other shareholders .

10. This Affiliate Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California without giving effect to the principles of conflicts of laws thereof and may be executed in counterparts.



                            [SIGNATURE PAGE FOLLOWS]



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                                Very truly yours,



                                ------------------------------------------------
                                Number of Shares beneficially owned as of the date hereof:



                                ------------------------------------------------




Accepted as of July __, 2001



SUNHAWK.COM CORPORATION


By: --------------------------------------------
    Name:
    Title:




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                                CONSENT OF SPOUSE


     I, _______________________, spouse of Affiliate, have read and approve of the terms and conditions set forth in the foregoing Affiliate Agreement. In consideration of Sun and ANN entering into the Merger Agreement which provides for the Merger, I hereby acknowledge, consent to and confirm the execution of the foregoing Affiliate Agreement by Affiliate and agree that, to the extent that I may be deemed to have an interest in the Sun Common Shares held by Affiliate, the undersigned agrees to be bound by the terms thereof.



Dated:  July __, 2001
                                        By:
                                            -----------------------------------
                                        Print Name:
                                                   ----------------------------